Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
AS OF DECEMBER 31, 2016

FULL NAME OF SUBSIDIARY	PLACE OF INCORPORATION
OB (BARBADOS) INTERNATIONAL SRL	BARBADOS
WTM (BARBADOS) INTERNATIONAL SRL	BARBADOS
BRIDGE HOLDINGS (BERMUDA) LTD	BERMUDA
HG GLOBAL LTD	BERMUDA
HG HOLDINGS LTD	BERMUDA
HG RE LTD	BERMUDA
HG SERVICES LTD	BERMUDA
LONE TREE HOLDINGS LTD.	BERMUDA
MILL SHARES HOLDINGS BERMUDA LIMITED	BERMUDA
ONEBEACON INSURANCE GROUP LTD.	BERMUDA
PSC HOLDINGS LTD.	BERMUDA
SPLIT ROCK INSURANCE, LTD	BERMUDA
WHITE MOUNTAINS INVESTMENTS BERMUDA LTD.	BERMUDA
WHITE MOUNTAINS LIFE REINSURANCE (BERMUDA) LTD.	BERMUDA
ABIAKA HOLDINGS LLC	DELAWARE, USA
GUILFORD HOLDINGS, INC.	DELAWARE, USA
HOMELAND INSURANCE COMPANY OF DELAWARE	DELAWARE, USA
ONEBEACON INSURANCE GROUP LLC	DELAWARE, USA
ONEBEACON U.S. ENTERPRISES HOLDINGS, INC.	DELAWARE, USA
ONEBEACON U.S. FINANCIAL SERVICES, INC.	DELAWARE, USA
ONEBEACON U.S. HOLDINGS, INC.	DELAWARE, USA
ONEBEACON SERVICES LLC	DELAWARE, USA
QL HOLDINGS LLC	DELAWARE, USA
QUOTELAB, LLC	DELAWARE, USA
STAR & SHIELD SERVICES LLC	DELAWARE, USA
WHITE MOUNTAINS ADVISORS LLC	DELAWARE, USA
WHITE MOUNTAINS CAPITAL, INC	DELAWARE, USA
WHITE MOUNTAINS FINANCIAL SERVICES LLC	DELAWARE, USA
WHITE MOUNTAINS SERVICES LLC	DELAWARE, USA
HG (GIBRALTAR) LIMITED	GIBRALTAR
HGR (GIBRALTAR) LIMITED	GIBRALTAR
ONEBEACON HOLDINGS (GIBRALTAR) LIMITED	GIBRALTAR
TLP HOLDINGS (GIBRALTAR) LIMITED	GIBRALTAR
WM ALAMEDA (GIBRALTAR) LIMITED	GIBRALTAR
WM QUEENSWAY (GIBRALTAR) LIMITED	GIBRALTAR
STAR & SHIELD CLAIMS SERVICES LLC	FLORIDA, USA
STAR & SHIELD RISK MANAGEMENT LLC	FLORIDA, USA
TNUVA FINANCIT LTD	ISRAEL
WOBI INSURANCE AGENCY, LTD	ISRAEL
ONEBEACON INVESTMENTS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WHITE MOUNTAINS HOLDINGS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WHITE MOUNTAINS INVESTMENTS (LUXEMBOURG) S.A.R.L	LUXEMBOURG
WM BELVAUX (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM FINDEL (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM KEHLEN (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
ATLANTIC SPECIALTY INSURANCE COMPANY	NEW YORK, USA
GRAND MARAIS CAPITAL LIMITED	UNITED KINGDOM
REMOVAL STARS LIMITED	UNITED KINGDOM
Certain other subsidiaries of the Company have been omitted since, in the aggregate, they would not constitute a significant subsidiary.